Biogen Idec Media Contact:                Biogen Idec Investor Contacts:
Jason Glashow                    Claudine Prowse, Ph.D.
Senior Director, Public Affairs            Vice President, Investor Relations
Biogen Idec                         Biogen Idec
Tel: (781) 464-3260                    Tel: (781) 464-2442

Ben Strain
Associate Director, Investor Relations
        Biogen Idec
Tel: (781) 464-2442

BIOGEN IDEC SECOND QUARTER 2014 REVENUES INCREASE 40% TO $2.4 BILLION; COMPANY RAISES FINANCIAL GUIDANCE FOR THE YEAR

Growth Bolstered by Increased Adoption of TECFIDERA® in New Markets Worldwide

Quarter Highlights include Approval of ELOCTATETM for Hemophilia A;
Positive Phase 3 Read Out for Multiple Sclerosis candidate Daclizumab HYP

Cambridge, Mass., July 23, 2014 -- Biogen Idec Inc. (NASDAQ: BIIB) today reported second quarter 2014 results, including revenue of $2.4 billion, a 40% increase compared to the second quarter of 2013. Second quarter 2014 non-GAAP diluted earnings per share (EPS) were $3.49, an increase of 52% over the second quarter of 2013. Non-GAAP net income attributable to Biogen Idec for the second quarter was $829 million, an increase of 51% over the second quarter of 2013.

On a reported basis, GAAP diluted EPS for the second quarter of 2014 were $3.01, an increase of 46% over the second quarter of 2013. GAAP net income attributable to Biogen Idec for the second quarter of 2014 was $715 million, an increase of 46% versus the same period in the prior year. (A reconciliation of GAAP to Non-GAAP quarterly financial results and 2014 full year guidance can be found in Table 3 at the end of this release).

Non-GAAP and GAAP diluted EPS benefited by approximately $0.15 and $0.13, respectively, following the approval of an agreement with the Italian National Medicines Agency (AIFA) relating to TYSABRI® sales in Italy from February 2013 through March 31, 2014.

“This past quarter highlighted significant accomplishments across our business, from the approval of ELOCTATE for hemophilia A, to the continued patient uptake of TECFIDERA in the U.S. and new markets worldwide, to strong clinical results for important emerging MS treatments,” said Chief Executive Officer George A. Scangos, Ph.D. “During this time we also announced our intent with Swedish Orphan Biovitrum AB to donate up to one billion international units of clotting factor to humanitarian organizations, which we hope will have a significant impact on the lives of patients in developing countries who may otherwise not have access to these therapies.”

“We remain focused on additional potential approvals and pivotal read-outs, and continue to look to increase investment in early-stage research to broaden and advance our neurology, immunology and hematology pipelines,” Dr. Scangos added.

Second Quarter 2014 Performance Highlights

•	TECFIDERA revenues were $700 million, consisting of $585 million in U.S. sales and $115 million in sales outside the U.S.

•	AVONEX® revenues were $774 million in the second quarter of 2014. The total was composed of $498 million in U.S. sales and $276 million in sales outside the U.S.

•	TYSABRI revenues were $533 million, consisting of $250 million in U.S. sales and $284 million in sales outside the U.S.

◦
TYSABRI sales outside the U.S. included $54 million of previously deferred revenue from February 2013 through March 31, 2014, which was recognized during the quarter following an agreement with AIFA. Beginning in the second quarter of 2014, sales of TYSABRI in Italy were recorded at the full reimbursed price. The Company continues to be in discussions with AIFA to resolve its dispute for the periods February 2009 through January 2013.

•
Net revenues relating to RITUXAN® and GAZYVA® from our unconsolidated joint business arrangement were $303 million in the second quarter of 2014, compared to $289 million in the second quarter of 2013.

•	ALPROLIXTM revenues were $10 million in the second quarter of 2014.

Other Financial Results

•	Revenues for FAMPYRA® and FUMADERMTM were $38 million in the second quarter of 2014, compared to $33 million in the second quarter of 2013.

•	Royalty revenues were $40 million in the second quarter of 2014, compared to $38 million in the second quarter of 2013.

•	Corporate partner revenues were $22 million in the second quarter of 2014, compared to $11 million in the second quarter of 2013.

•	As of June 30, 2014, Biogen Idec had cash, cash equivalents and marketable securities totaling approximately $2.6 billion.

Updated 2014 Financial Guidance

Biogen Idec increased its full year 2014 financial guidance. This change represents a meaningful increase from prior guidance owing primarily to the growth of TECFIDERA in the U.S. and the E.U., the strength of our other MS therapies, and clarity on the AIFA pricing matter.

This guidance consists of the following components:

•	Revenue growth is expected to be approximately 38% to 41%.

•	R&D expense is expected to be approximately 20% to 21% of total revenue.

◦	For the balance of the year, full year guidance for R&D expense includes greater than $150 million intended for new early and mid-stage business development opportunities.

•	SG&A expense is expected to be approximately 22% to 23% of total revenue.

•	GAAP diluted EPS is expected to be between $11.26 and $11.46.

•	Non-GAAP diluted EPS is expected to be between $12.90 and $13.10.

Biogen Idec may incur charges, realize gains or experience other events in 2014 that could cause actual results to vary from this guidance.

Multiple Sclerosis (MS) Events

•
In May 2014, Biogen Idec received a positive recommendation from the Committee for Medicinal Products for Human Use of the European Medicines Agency for the marketing authorization of PLEGRIDY™ (Peginterferon Beta-1a), a pegylated interferon administered subcutaneously for adults with relapsing-remitting multiple sclerosis.

•
In June 2014, Biogen Idec and AbbVie announced positive top-line results from the Phase 3 DECIDE clinical trial investigating Daclizumab High Yield Process (HYP) in MS, with Daclizumab HYP demonstrating superiority over interferon beta-1a in annual relapse rate.

•	At the 66th American Academy of Neurology (AAN) annual meeting in April and May 2014, Biogen Idec presented new data on several of its MS programs, including:

◦	Two-year data from its Phase 3 ADVANCE clinical trial for PLEGRIDY in people with relapsing MS.

◦
Data that reinforces the efficacy of TECFIDERA (dimethyl fumarate) in a wide range of patients with relapsing MS, as well as support for its favorable safety and tolerability profile in the real-world setting.

◦	Post hoc analysis of data from the AFFIRM study demonstrating improvement in walking speed for TYSABRI (natalizumab) relative to placebo at two years.

◦	Additional data from observational registry studies showing the benefit of switching to TYSABRI after experiencing an MS relapse while taking interferon beta or glatiramer acetate.

Hemophilia Events

•
In June 2014, the U.S. Food and Drug Administration approved ELOCTATE [Antihemophilic Factor (Recombinant), Fc Fusion Protein] for the control and prevention of bleeding episodes, surgical management and routine prophylaxis in adults and children with hemophilia A.

•
In July 2014, ALPROLIX [Coagulation Factor IX (Recombinant), Fc Fusion Protein] for hemophilia B obtained marketing approval from Japan’s Ministry of Health, Labor and Welfare, while ELOCTATE for hemophilia A was approved by Australia’s Therapeutic Goods Administration.

•	At the World Federation of Hemophilia 2014 World Congress in May 2014, Biogen Idec and Swedish Orphan Biovitrum AB announced their intent to donate up to one billion international units of clotting factor therapy for humanitarian aid programs in the developing world.

Other Events

•	In April 2014, Biogen Idec and Quintiles entered into a five-year strategic clinical development agreement to help optimize Biogen Idec’s clinical development processes.

•
In May 2014, Biogen Idec announced that Richard A. Rudick, M.D., has joined the Company as Vice President, Development Sciences, Value-Based Medicine. Dr. Rudick will lead Biogen Idec’s newly created Value-Based Medicine Group, which will focus on using advanced technologies to develop innovative programs and tools to better understand, measure and manage the treatment of multiple sclerosis.

•
During the second quarter of 2014, the Company made a $35 million donation to the Biogen Idec Foundation to support the Foundation’s mission of providing grants to STEM (Science, Technology, Engineering, Math) education programs.

Conference Call and Webcast
The Company's earnings conference call for the second quarter will be broadcast via the internet at 9:00 a.m. EDT on July 23, 2014, and will be accessible through the Investors section of Biogen Idec's homepage, www.biogenidec.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the internet at the time of the conference call and will be subsequently available on the website for at least one month.

About Biogen Idec
Through cutting-edge science and medicine, Biogen Idec discovers, develops and delivers to patients worldwide innovative therapies for the treatment of neurodegenerative diseases, hematologic conditions and autoimmune disorders. Founded in 1978, Biogen Idec is the world’s oldest independent biotechnology company and patients worldwide benefit from its leading multiple sclerosis and innovative hemophilia therapies. For product labeling, press releases and additional information about the Company, please visit www.biogenidec.com.

Safe Harbor
This press release contains forward-looking statements, including statements about 2014 financial guidance. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our principal products; uncertainty of success in execution of our commercialization of new products; failure to protect and enforce our data, intellectual property and other proprietary rights and the diminution of our ability to derive anticipated benefits from our products; difficulties in obtaining or changes in the availability of reimbursement for our products; uncertainty of success in developing other product candidates, including our ability to obtain product approvals in a timely manner or at all for new or current products; the occurrence of adverse safety events with our products; failure to compete effectively due to significant product competition in the markets for our products; dependence on collaborators and other third parties for the development and commercialization of products; problems with our manufacturing processes;

failure to manage our growth and execute our growth initiatives; failure to comply with legal and regulatory requirements; the risks of doing business internationally; charges and other costs relating to our properties; risks and uncertainties relating to the timing, outcome and impact of legal, administrative and other proceedings and disputes; fluctuations in our effective tax rate; our ability to attract and retain qualified personnel; uncertainty and potential liabilities relating to product liability and intellectual property claims; the market, interest and credit risks associated with our portfolio of marketable securities; environmental risks; and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC.

These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

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TABLE 1
Biogen Idec Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Revenues:
Product, net	$2,056,292	$1,385,918	$3,799,057	$2,481,697
Unconsolidated joint business	303,296	288,785	600,181	553,391
Royalty	40,344	38,111	78,200	70,931
Corporate partner	21,520	10,659	73,765	32,550
Total revenues	2,421,452	1,723,473	4,551,203	3,138,569
Cost and expenses:
Cost of sales, excluding amortization of acquired intangible assets	291,887	230,728	571,132	364,477
Research and development	447,273	327,463	976,157	611,803
Selling, general and administrative	576,622	431,012	1,088,296	783,610
Amortization of acquired intangible assets	116,826	82,225	260,084	133,526
Collaboration profit sharing	—	—	—	85,357
(Gain) loss on fair value remeasurement of contingent consideration	4,019	(5,163)	3,220	(2,886)
Total cost and expenses	1,436,627	1,066,265	2,898,889	1,975,887
Gain on sale of rights	3,900	5,319	7,759	10,370
Income from operations	988,725	662,527	1,660,073	1,173,052
Other income (expense), net	4,861	(10,428)	(740)	(24,885)
Income before income tax expense and equity in loss of investee, net of tax	993,586	652,099	1,659,333	1,148,167
Income tax expense	268,521	159,140	446,935	244,648
Equity in loss of investee, net of tax	1,933	2,289	9,538	6,100
Net income	723,132	490,670	1,202,860	917,419
Net income (loss) attributable to noncontrolling interests, net of tax	8,626	—	8,398	—
Net income attributable to Biogen Idec Inc.	$714,506	$490,670	$1,194,462	$917,419

Net income per share:
Basic earnings per share attributable to Biogen Idec Inc.	$3.02	$2.07	$5.05	$3.87
Diluted earnings per share attributable to Biogen Idec Inc.	$3.01	$2.06	$5.03	$3.85

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Idec Inc.	236,661	237,484	236,729	237,162
Diluted earnings per share attributable to Biogen Idec Inc.	237,401	238,743	237,634	238,543

TABLE 2
Biogen Idec Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	As of	As of
	June 30,	December 31,
	2014	2013
ASSETS
Cash, cash equivalents and marketable securities	$1,573,066	$1,222,729
Accounts receivable, net	1,002,328	824,406
Inventory	715,935	659,003
Other current assets	633,684	478,796
Total current assets	3,925,013	3,184,934
Marketable securities	1,010,837	625,772
Property, plant and equipment, net	1,756,164	1,750,710
Intangible assets, net	4,249,378	4,474,653
Goodwill	1,364,815	1,232,916
Investments and other assets	611,791	594,350
TOTAL ASSETS	$12,917,998	$11,863,335

LIABILITIES AND EQUITY
Current portion of notes payable and line of credit	$3,386	$3,494
Other current liabilities	1,913,238	1,754,785
Notes payable	586,091	592,433
Long-term deferred tax liability	139,092	232,554
Other long-term liabilities	710,965	659,231
Equity	9,565,226	8,620,838
TOTAL LIABILITIES AND EQUITY	$12,917,998	$11,863,335

TABLE 3
Biogen Idec Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation: Net Income and Net Income Per Share
(unaudited, in millions, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
EARNINGS PER SHARE
GAAP earnings per share - Diluted	$3.01	$2.06	$5.03	$3.85
Adjustments to net income attributable to Biogen Idec Inc. (as detailed below)	0.48	0.24	0.93	0.42
Non-GAAP earnings per share - Diluted	$3.49	$2.30	$5.96	$4.27

An itemized reconciliation between net income attributable to Biogen Idec Inc. on a GAAP basis and net income attributable to Biogen Idec Inc. on a non-GAAP basis is as follows:

GAAP net income attributable to Biogen Idec Inc.	$714.5	$490.7	$1,194.5	$917.4
Adjustments:
Amortization of acquired intangible assets	113.0	79.5	252.8	128.1
(Gain) loss on fair value remeasurement of contingent consideration	4.0	(5.2)	3.2	(2.9)
SG&A: Stock option expense	1.5	1.0	4.0	2.9
R&D: Stock option expense	1.2	0.8	3.5	2.4
Donation to Biogen Idec Foundation	35.0	—	35.0	—
Income tax effect related to reconciling items	(40.1)	(18.0)	(77.1)	(29.7)
Non-GAAP net income attributable to Biogen Idec Inc.	$829.1	$548.8	$1,415.9	$1,018.2

2014 Full Year Guidance: GAAP to non-GAAP adjustments

An itemized reconciliation between projected EPS on a GAAP basis and on a non-GAAP basis is as follows:

	$	Shares	Diluted EPS
Projected GAAP net income attributable to Biogen Idec Inc.	2,697	237	$11.36
Adjustments:
Amortization of acquired intangible assets	463
(Gain) loss on fair value remeasurement of contingent consideration	8
Stock option expense	13
Donation to Biogen Idec Foundation	35
Income tax effect related to reconciling items	(131)
Projected Non-GAAP net income attributable to Biogen Idec Inc.	3,085	237	$13.00

Numbers may not foot due to rounding

Use of Non-GAAP Financial Measures
We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Idec Inc. and diluted earnings per share.

Our “Non-GAAP net income attributable to Biogen Idec Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from GAAP net income attributable to Biogen Idec Inc. and diluted earnings per share:

1. Purchase accounting and merger-related adjustments.

We exclude certain purchase accounting related items associated with the acquisition of businesses, assets and amounts in relation to the consolidation of variable interest entities for which we are the primary beneficiary. These adjustments include charges for in-process research and development, the amortization of certain acquired intangible assets and fair value remeasurements of our contingent consideration obligations. The exclusion of these charges provides management and investors with a supplemental measure of performance which the Company believes better reflects the underlying economics of the business.

2. Stock option expense recorded in accordance with the accounting standard for share-based payments.

We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business.

3. Other items.

We evaluate other items on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Idec Inc.

TABLE 4
Biogen Idec Inc. and Subsidiaries
Product Revenues
(unaudited, in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
PRODUCT REVENUES
AVONEX	$773,772	$774,416	$1,535,246	$1,520,514
TYSABRI	533,440	386,741	974,485	698,911
TECFIDERA	700,380	192,134	1,206,090	192,134
FAMPYRA	22,316	16,811	41,277	40,014
FUMADERM	15,987	15,816	31,562	30,124
ALPROLIX	10,397	—	10,397	—
Total product revenues, net	$2,056,292	$1,385,918	$3,799,057	$2,481,697